Exhibit (j)(1)
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors and Reports to Shareholders" and to the use of our report on the Kemper Funds Trust - Kemper Large Company Growth Fund, Kemper Research Fund and Kemper Small Cap Value+Growth Fund dated December 23, 1998 in the Registration Statement (Form N-1A) of Kemper Funds Trust and in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 (File No. 333-65661) to the Registration Statement under the Securities Act of 1933 and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09057).




                                                      ERNST & YOUNG LLP


Chicago, Illinois
December 23, 1998